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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES AND EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): August 4, 1999

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                       AUTOMOTIVE PERFORMANCE GROUP, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                      0-23705                86-0850090
(State or other jurisdiction          (Commission           (I.R.S. Employer
of incorporation or organization)     File Number)         Identification No.)

                7341 ANACONDA AVENUE, GARDEN GROVE, CA      91801
               (Address of Principal Executive Offices)  (Zip Code)

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                                 (714) 373-2837
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              (Registrant's telephone number, including area code)


               1207 N. MILLER ROAD, TEMPE, ARIZONA         85281
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         (Former Name or Former Address, if Changed Since Last Report.)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On August 4, 1999, Automotive Performance Group, Inc., a Delaware corporation (the "Company"), announced it purchased a 22% equity ownership position (the "Purchase") in PBT Brands, Inc., a Delaware corporation ("PBT"), pursuant to the terms of that certain APG Subscription Agreement, dated as of July 30, 1999 (the "Agreement"), by and among the Company and PBT. In addition, the Company has purchased $3.25 million in junior redeemable preferred stock of PBT and will have the option to invest up to 22% of the equity in subsequent opportunities for PBT. A copy of the press release, dated August 4, 1999, relating to the Purchase is filed hereto as Exhibit 99.1 and is incorporated herein by reference.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (a)  Financial statements of businesses acquired.*

        (b)  Pro forma financial information.

      The pro forma financial information relating to the Company's purchase of shares of PBT Brands, Inc.*

        (c)  Exhibits

      2.1 APG Subscription Agreement, dated as of July 30, 1999, by and among Automotive Performance Group, Inc., a Delaware corporation, and PBT, Brands, Inc.*

      99.1 Text of Press Release, dated August 4, 1999, of Automotive Performance Group, Inc.



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* Filed by amendment
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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              Automotive Performance Group, Inc.


Date: August 16, 1999                         By: /s/ George Barraza
                                                  _________________________
                                                  Name:  George Barraza
                                                  Title: Chief Financial Officer